UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 20, 2013

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 20, 2013, Maxwell Technologies, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing due to the Company’s inability to file with the Securities and Exchange Commission its annual report on Form 10-K for the year ended December 31, 2012 on a timely basis. This notification was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market. The NASDAQ letter indicated that the Company has until May 20, 2013 to submit a plan explaining how it expects to regain compliance. If NASDAQ approves the Company’s plan, it can grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until September 16, 2013) to regain compliance.

Item 7.01. Regulation FD Disclosure.
The Company issued a press release on March 25, 2013, disclosing its receipt of the NASDAQ notification letter. A copy of the press release is attached as Exhibit 99.1.

The information set forth in this Item 7.01 of Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Maxwell Technologies, Inc. on March 25, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal Chief Financial Officer
Date: March 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Maxwell Technologies, Inc. on March 25, 2013